Exhibit 4.1

COMMON STOCK | **COMMON STOCK**

$0.001 PAR VALUE PER SHARE

Certificate Number
ZQ00000000

Shares
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ACORDA®
THERAPEUTICS

ACORDA THERAPEUTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 00484M 60 1

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

Acorda Therapeutics, Inc.

(hereinafter the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.
CORPORATE
SEAL
1995
DELAWARE

Corporate Secretary

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

ACORDA THERAPEUTICS, INC. The Corporation will furnish with out charge to each stockholder who so requests a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common UNIF TRF MIN ACT – (Cust) Custodian (until age) under Uniform Transfers to Minors Act (Minor)(State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR THER DENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPERWRITE NAME AND ADDRESS, INCLUDING POST AL ZIP CODE, OF ASSIGNEE) Of the Common Stock represented by the within Certificate, and do here by irrevocable constitute and appoint Shares To transfer the said stock on the books of the within-named Corporation with full power of substitution in premises. Attorney Dated: 20 Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURES(S) SHOULD BE GUARANTED BY AN ELIGIBLE GUARNATOR INSITUTION (Banks stockbrokers, savings and loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC.RULE 17Ad-15 SECURITY INSTRUCTIONS THIS IS WATERMAKED PAPER DO NOT ACCEPT WITHOUT NOTING WATERMARK HOLD TO LIGHT TO VERIFY WATERMARK. The IRS requires that the named transfer agent (“we”) reporting cost basic of certain shares or units acquired after January 1, 2011. If Your shares or units are covered by the legislation , and your requested to sell or transfer the shares or units using a specific cost basic calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (RFO) method. Please consult your tax advisor if you need additional information about cost basis. If your do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law. Your property may become subject to state unclaimed property laws and transferred to the appropriate state.